SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES


            This Subcontract for Fund Administrative Services ("Subcontract") is made as of October 1, 1996 between FRANKLIN ADVISERS, INC., a California corporation, hereinafter called the "Investment Manager," and FRANKLIN TEMPLETON SERVICES, INC. (the "Administrator").

            In consideration of the mutual agreements herein made, the Administrator and the Investment Manager understand and agree as follows:

I.    Prime Contract.

This  Subcontract  is made in  order  to  assist  the  Investment  Manager  in fulfilling certain of the Investment Manager's obligations under each investment management and investment advisory agreement ("Agreement") between the Investment Manager and each Investment Company listed on Exhibit A, ("Investment Company") for itself or on behalf of each of its series listed on Exhibit A (each, a "Fund"). This Subcontract is subject to the terms of each Agreement, which is incorporated herein by reference.

II.   Subcontractual Provisions.

      (1) The Administrator agrees, during the life of this Agreement, to provide the following services to each Fund:

            (a) providing office space, telephone, office equipment and supplies for the Fund;

            (b) providing trading desk facilities for the Fund, unless these facilities are provided by the Fund's investment adviser;

            (c) authorizing expenditures and approving bills for payment on behalf of the Fund;

            (d) supervising preparation of periodic reports to shareholders, notices of dividends, capital gains distributions and tax credits; and attending to routine correspondence and other communications with individual shareholders when asked to do so by the Fund's shareholder servicing agent or other agents of the Fund;

            (e)   coordinating  the daily  pricing  of the  Fund's  investment portfolio,  including  collecting  quotations from pricing services engaged by the Fund; providing fund accounting services, including preparing and supervising publication of daily net asset value quotations, periodic earnings reports and other financial data; and coordinating trade settlements;

            (f) monitoring relationships with organizations serving the Fund, including custodians, transfer agents, public accounting firms, law firms, printers and other third party service providers;

            (g) supervising compliance by the Fund with recordkeeping requirements under the federal securities laws, including the 1940 Act and the rules and regulations thereunder, and under other applicable state and federal laws; and maintaining books and records for the Fund (other than those maintained by the custodian and transfer agent);

            (h) preparing and filing of tax reports including the Fund's income tax returns, and monitoring the Fund's compliance with subchapter M of the Internal Revenue Code, as amended, and other applicable tax laws and regulations;

            (i) monitoring the Fund's compliance with: 1940 Act and other federal securities laws, and rules and regulations thereunder; state and foreign laws and regulations applicable to the operation of investment companies; the Fund's investment objectives, policies and restrictions; and the Code of Ethics and other policies adopted by the Investment Company's Board of Trustees or Directors ("Board") or by the Fund's investment adviser and applicable to the Fund;

            (j) providing executive, clerical and secretarial personnel needed to carry out the above responsibilities;

            (k) preparing and filing regulatory reports, including without limitation Forms N-1A and NSAR, proxy statements, information statements and U.S. and foreign ownership reports; and

            (l) providing support services incidental to carrying out these duties.

Nothing in this Agreement shall obligate the Investment Company or any Fund to pay any compensation to the officers of the Investment Company. Nothing in this Agreement shall obligate the Administrator to pay for the services of third parties, including attorneys, auditors, printers, pricing services or others, engaged directly by the Fund to perform services on behalf of the Fund.

      (2) The Investment Manager agrees to pay to the Administrator as compensation for such services a monthly fee equal on an annual basis to 0.15% of the first $200 million of the average daily net assets of each Fund during the month preceding each payment, reduced as follows: on such net assets in excess of $200 million up to $700 million, a monthly fee equal on an annual basis to 0.135%; on such net assets in excess of $700 million up to $1.2 billion, a monthly fee equal on an annual basis to 0.1%; and on such net assets in excess of $1.2 billion, a monthly fee equal on an annual basis to 0.075%.

From time to time, the Administrator may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in the purchase price of its services. The Administrator shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of each affected Fund's expenses, as if such waiver or limitation were fully set forth herein.

      (3) This Subcontract shall become effective on the date written above and shall continue in effect as to each Investment Company and each Fund so long as (1) the Agreement applicable to the Investment Company or Fund is in effect and (2) this Subcontract is not terminated. This Subcontract will terminate as to any Investment Company or Fund immediately upon the termination of the Agreement applicable to the Investment Company or Fund, and may in addition be terminated by either party at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party.

      (4) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Administrator, or of reckless disregard of its duties and obligations hereunder, the Administrator shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Subcontract to be executed by their duly authorized officers.



FRANKLIN ADVISERS, INC.


By:         /s/ Deborah R. Gatzek
            ---------------------
            Deborah R. Gatzek
Title:      Vice President
            & Assistant Secretary



FRANKLIN TEMPLETON SERVICES, INC.


By:         /s/ Harmon E. Burns
            -------------------
            Harmon E. Burns
Title:      Executive Vice President




TERMINATION OF AGREEMENT


Franklin Advisers, Inc. and Templeton Global Investors, Inc., hereby agree that the Subcontracts for Administrative Services between them dated: (1) August 28, 1996 for the Franklin Templeton Global Trust on behalf of all series of the Trust; (2) July 24, 1995 for the Franklin Templeton International Trust on behalf of its series Templeton Foreign Smaller Companies Fund (formerly known as Franklin International Equity Fund); (3) July 18, 1995 for the Franklin Templeton International Trust on behalf of its series Templeton Pacific Growth Fund; and (4) July 14, 1995 for the Franklin Investors Securities Trust on behalf of its series Franklin Global Government Income Fund are terminated effective as of the date of the Subcontract for Fund Administrative Services above.



FRANKLIN ADVISERS, INC.


By    /s/ Harmon E. Burns
      -------------------
      Harmon E. Burns
      Executive Vice President


Templeton Global Investors, Inc.


By    /s/ Martin L. Flanagan
      ----------------------
      Martin L. Flanagan
      President, CEO




                          AMENDMENT TO SUBCONTRACT FOR
                          FUND ADMINISTRATIVE SERVICES


            The Subcontract for Fund Administrative Services dated October 1, 1996 between FRANKLIN ADVISERS, INC. and FRANKLIN TEMPLETON SERVICES, INC. is hereby amended, to replace Exhibit A with the attached Exhibit A.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.


FRANKLIN ADVISERS, INC.


By:   /s/ Deborah R. Gatzek
      ---------------------
      Deborah R. Gatzek
      Vice President & Assistant Secretary



FRANKLIN TEMPLETON SERVICES, INC.


By:   /s/ Harmon E. Burns
      -------------------
      Harmon E. Burns
      Executive Vice President



Date: December 1, 1998




                  SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES
                                     between
                             Franklin Advisers, Inc.
                                       and
                        Franklin Templeton Services, Inc.

                                    EXHIBIT A


---------------------------------------------------------------------------------------------------------
INVESTMENT COMPANY                      SERIES ---(if applicable)
---------------------------------------------------------------------------------------------------------

Franklin High Income Trust              AGE High Income Fund

Franklin Asset Allocation Fund

Franklin California Tax-Free Income
Fund, Inc.

Franklin California Tax-Free Trust      Franklin California Insured Tax-Free Income Fund
                                        Franklin California Tax-Exempt Money Fund
                                        Franklin California Intermediate-Term Tax-Free
                                         Income Fund

Franklin Custodian Funds, Inc.          Utilities Series
                                        Dynatech Series
                                        Income Series
                                        U.S. Government Securities Series

Franklin Equity Fund

Franklin Federal Tax- Free Income
Fund

Franklin Gold Fund

Franklin Investors Securities Trust     Franklin Global Government Income Fund
                                        Franklin Short-Intermediate U.S. Government Securities Fund
                                        Franklin Convertible Securities Fund
                                        Franklin Equity Income Fund

Franklin Municipal Securities Trust     Franklin Hawaii Municipal Bond Fund
                                        Franklin California High Yield Municipal Fund
                                        Franklin Washington Municipal Bond Fund
                                        Franklin Tennessee Municipal Bond Fund
                                        Franklin Arkansas Municipal Bond Fund

Franklin New York Tax-Free Income
Fund*

---------------------------------------------------------------------------------------------------------
INVESTMENT COMPANY                      SERIES ---(if applicable)
---------------------------------------------------------------------------------------------------------

Franklin New York Tax-Free Trust        Franklin New York Tax-Exempt Money Fund
                                        Franklin New York Insured Tax-Free Income Fund
                                        Franklin New York Intermediate-Term Tax-Free
                                         Income Fund**

Franklin Real Estate Securities         Franklin Real Estate Securities Fund
Trust

Franklin Strategic Mortgage
Portfolio***

Franklin Strategic Series               Franklin California Growth Fund
                                        Franklin Strategic Income Fund
                                        Franklin MidCap Growth Fund
                                        Franklin Global Utilities Fund
                                        Franklin Small Cap Growth Fund
                                        Franklin Global Health Care Fund
                                        Franklin Natural Resources Fund
                                        Franklin Blue Chip Fund
Franklin Tax-Exempt Money Fund

Franklin Tax-Free Trust                 Franklin Massachusetts Insured Tax-Free Income Fund
                                        Franklin Michigan Insured Tax-Free Income Fund
                                        Franklin Minnesota Insured Tax-Free Income Fund
                                        Franklin Insured Tax-Free Income Fund
                                        Franklin Ohio Insured Tax-Free Income Fund
                                        Franklin Puerto Rico Tax-Free Income Fund
                                        Franklin Arizona Tax-Free Income Fund
                                        Franklin Colorado Tax-Free Income Fund
                                        Franklin Georgia Tax-Free Income Fund
                                        Franklin Pennsylvania Tax-Free Income Fund
                                        Franklin High Yield Tax-Free Income Fund
                                        Franklin Missouri Tax-Free Income Fund
                                        Franklin Oregon Tax-Free Income Fund
                                        Franklin Texas Tax-Free Income Fund
                                        Franklin Virginia Tax-Free Income Fund
                                        Franklin Alabama Tax-Free Income Fund
                                        Franklin Florida Tax-Free Income Fund
                                        Franklin Connecticut Tax-Free Income Fund*
                                        Franklin Indiana Tax-Free Income Fund
                                        Franklin Louisiana Tax-Free Income Fund
                                        Franklin Maryland Tax-Free Income Fund
                                        Franklin North Carolina Tax-Free Income Fund
                                        Franklin New Jersey Tax-Free Income Fund
                                        Franklin Kentucky Tax-Free Income Fund
                                        Franklin Federal Intermediate-Term Tax-Free Income Fund
                                        Franklin Arizona Insured Tax-Free Income Fund
                                        Franklin Florida Insured Tax-Free Income Fund
                                        Franklin Michigan Tax-Free Income Fund

---------------------------------------------------------------------------------------------------------
INVESTMENT COMPANY                      SERIES ---(if applicable)
---------------------------------------------------------------------------------------------------------

Franklin Templeton International        Templeton Pacific Growth Fund
Trust                                   Templeton Foreign Smaller Companies Fund

Franklin Templeton Global Trust         Franklin Templeton Global Currency Fund
                                        Franklin Templeton Hard Currency Fund

CLOSED END FUNDS:

Franklin Multi-Income Trust

Franklin Universal Trust

---------------------------------------------------------------------------------------------------------

--------
* Effective as of 10/1/98
** Effective as of 3/19/98
*** Effective 2/26/98